Exhibit 10.5

[                           ], 2008

K Road Acquisition Corporation

330 Madison Avenue, 25th Floor

New York, NY 10017

Re:                               Initial Public Offering

Ladies and Gentlemen:

The undersigned officer and/or director of K Road Acquisition Corporation (the “Company”), in consideration of Credit Suisse Securities (USA) LLC (“Credit Suisse” or the “Underwriter”) entering into an agreement to underwrite an initial public offering (the “IPO”) of 30,000,000 Units (34,500,000 if the over-allotment option is exercised in full), each unit comprised of one share of the Company’s Common Stock (the “Common Stock”) and one warrant exercisable for one share of the Company’s Common Stock (“Warrant”) and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1.             If the Company solicits approval of its stockholders of an Extended Period or a Business Combination, the undersigned will: (i) vote any IPO Shares acquired in or following the IPO in favor of the Extended Period and the Business Combination; (ii) vote any shares of Common Stock acquired immediately before the IPO in accordance with the majority of shares of Common Stock voted by the Public Stockholders; and (iii) vote any IPO Shares acquired in or following the IPO in favor of an amendment to the Company’s amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to provide for perpetual existence of the Company in the event the Business Combination is approved.

2.             (a)                                  In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO, or 30 months from the Effective Date in the event the Extended Period is approved by the Company’s stockholders (the later date being the “Termination Date”), the undersigned shall, in accordance with all applicable requirements of the Delaware General Corporation Law, take all action reasonably within his power to liquidate the Company and distribute all funds held in the Trust Account to the Public Stockholders as soon as reasonably practicable following the Termination Date in the manner and subject to the Trust Agreement. In addition, from and after the Termination Date, the undersigned will, in accordance with the Company’s Amended and Restated Certificate of Incorporation, take all action reasonably within his power to limit the Company’s activities to winding up its affairs and to dissolving the Company and liquidating the Trust Account.

(b)           Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever.  The undersigned hereby agrees that he shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of his Insider Shares, if any. For clarity, the undersigned may receive distributions from the Trust Account in respect of IPO Shares.

3.             Until the earlier to occur of the Company’s initial Business Combination or the liquidation of the Trust Account, the undersigned shall indemnify and hold harmless the Company against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject, but only if, and to the extent that (a) the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares in the event of a liquidation of the Trust Account below $9.95 per IPO Share ($9.92 per IPO Share in the event the Underwriter’s over-allotment option is exercised in full), and (b) the claims are made by (i) a vendor for services rendered or products sold to the Company, (ii) by a third party with which the Company entered into a contractual relationship following consummation of the IPO or (iii) by a prospective target business; provided that such indemnity shall not apply to (x) any claimed amounts owed to a third party that executed a waiver of any right, title, interest or claim of any kind in or to the Trust Account, or (y) as to any claims under the Company’s obligation to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In the event that the Company does not consummate a Business Combination and must distribute to its Public Stockholders the amount in the Trust Account (including any accrued interest) and if such funds are insufficient to complete such liquidation, the undersigned agrees to advance only such funds necessary to complete such liquidation to the extent necessary to maintain $9.95 per IPO Share ($9.92 per IPO Share in the event the Underwriter’s over-allotment option is exercised in full) in the Trust Account and agrees not to seek repayment for such expenses.

4.             The undersigned acknowledges and agrees that he will take all action reasonably within his power to avoid the Company’s consummation of any Business Combination involving a company affiliated with any of the Insiders, including (i) an entity in which one of the Insiders is currently serving as an officer or director, or (ii) an entity in which any of the Insiders are currently invested through an investment vehicle controlled by them, unless (x) such Business Combination is approved by a majority of the independent directors of the Company and (y) the Company obtains an opinion from an unaffiliated, independent investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., that the purchase price to be paid by the Company in the Business Combination is fair to the Company’s stockholders from a financial point of view.

5.             The undersigned will take all action reasonably within his power to ensure that neither the undersigned nor any Affiliate will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.  Notwithstanding the foregoing, the Sponsor, an Affiliate of the undersigned, shall be entitled to reimbursement of $10,000 per month for administrative related and general office services provided to the Company.

6.             The undersigned agrees that neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation payable by the Company in the event the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.             The undersigned’s information furnished to the Company and the Underwriter is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire(s) furnished to the Company and the Underwriter are true and accurate in all respects.  The undersigned further represents and warrants to the Company and the Underwriter that:

(a)           No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within ten (10) years prior to the date hereof within ten (10) years prior to the date hereof, or for any corporation of business association of which the undersigned was an executive officer within the past tne (10) years;

(b)           The undersigned has not been convicted or pleaded guilty in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)           The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i)            Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)           Engaging in any type of business practice; or

(iii)          Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d)           The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)           The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; and

(f)            The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

8.             The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

9.             The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriter and their legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (the “Information”).  Neither the Underwriter nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

10.           The undersigned hereby agrees not to propose or vote in favor of, any amendment to the Company’s amended and restated certificate of incorporation that requires the affirmative vote of at least 95% of the IPO Shares other than in connection with the proposal to approve the Extended Period and in connection with the Business Combination.  This paragraph may not be modified or amended under any circumstances.

11.           The undersigned agrees to be the Chairman, President and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

12.           As used herein: (i) “Affiliate” shall mean any member of the family of the undersigned or any entity or person that directly or indirectly controls, is controlled by or is under common control with, the undersigned; (ii)  “Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset acquisition, stock purchase, exchangeable share transaction, or other similar business combination with one of more unidentified operating businesses or assets; pursuant to the Company’s Amended and Restated Certificate of Incorporation; (iii) “Common Stock” shall mean the common stock, par value $.0001 per share, of the Company; (iv) “Extended Period” shall mean the extension of the Company’s corporate existence from 24 months to 30 months pursuant to the Company’s Amended and Restated Certificate of Incorporation; (v) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (vi) “Insider Shares” shall mean all of the shares of Common Stock issued to the Sponsor prior to the IPO; (vii) “Insider Warrants” shall mean the 7,750,000 warrants granted to K Road Acquisition Holdings LLC by the Company; (viii) IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (ix) “Prospectus” shall mean the prospectus contained in the registration statement relating to the IPO; (xi “Public Stockholders” shall mean the holders of the Common Stock issued by the Company in the IPO;  (xi) “Sponsor” shall mean K Road Acquisition Holdings LLC; (xii) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Company’s IPO will be deposited and held for the benefit of the holders of the IPO Shares, pursuant to the Trust Agreement; and (xiii) “Trust Agreement” shall mean the agreement between the Company and Continental Stock Transfer.& Trust Company, Inc., substantially in the form as filed Exhibit 10.2 to the Company’s registration statement.

13.           This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction.  The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

14.                                 No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriter.  This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns.

By:
William V. Kriegel